SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 February 3, 2000



Commission      Registrant, State of Incorporation,          I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.
-----------     -----------------------------------          ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200

1-446           Metropolitan Edison Company                     23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-3522          Pennsylvania Electric Company                   25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

ITEM 5.     OTHER EVENTS.
            ------------

      On February 3, 2000, GPU, Inc. (GPU) announced that its GPU Energy units in Pennsylvania (Metropolitan Edison Company and Pennsylvania Electric Company) had received no bids in response to their offers to provide competitive bidding for default energy supply service for 20% of their customers in 2000. GPU Energy had issued the requests for bids as required by Pennsylvania Public Utility Commission orders.

      As a result, GPU Energy will be required to continue as the default supplier and is expanding its forward purchases of electricity to accommodate these customers. GPU believes that this will negatively impact 2000 earnings by an estimated $0.04 to $0.08 per share, but expects to offset this impact through additional common stock repurchases - funded by the expected proceeds from the proposed sale of a substantial portion of its Australian energy assets - and other cost reduction initiatives.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
            ------------------------------------------------------------------

      (c)   Exhibit

            1.    GPU News Release, dated February 3, 2000.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                              GPU, INC.
                              METROPOLITAN EDISON COMPANY
                              PENNSYLVANIA ELECTRIC COMPANY



                              By:  /s/ T. G. Howson
                                   -------------------------------
                                    T. G. Howson, Vice President
                                    and Treasurer


Date:   February 4, 2000